                                                                      EXHIBIT 21


                             BEARINGS, INC. FORM 10-K FOR
                           FISCAL YEAR ENDED JUNE 30, 1996


                                     SUBSIDIARIES

         Name                                         State of Incorporation
         ----                                         ----------------------

BER Capital, Inc.                                          Delaware

Bruening Bearings, Inc.                                    Kentucky

Dixie Bearings, Incorporated                               Tennessee

ESI Acquisition Corporation                                Ohio
    (dba Engineered Sales, Inc.)

King Bearing, Inc.                                         California

Mainline Industrial Distributors, Inc.                     Wisconsin